EXHIBIT 25(b)(9)(c)

                         SHAREHOLDER SERVICES AGREEMENT

This Agreement  effective  April 1,1995,  by and between The AAL Mutual Funds, a
Massachusetts   Business  Trust,  ("The  Funds"),  and  AAL  Capital  Management
Corporation, a Delaware Corporation ("CMC").

WHEREAS, The Board of Trustees desires to provide shareholders of The Funds certain shareholder services now commonly provided in the mutual fund industry but not currently provided, under contract, to The Funds' shareholders; and

WHEREAS, a majority of the Board of Trustees, including all of the disinterested Trustees, have approved this Agreement between The Funds and CMC, and in so approving, made the following findings:

     a.   The   Agreement  is  in  the  best  interest  of  The  Funds  and  its shareholders;

     b. The services described in the Agreement are necessary for the operation of The Funds and are not services that are appropriately funded by fees paid under The Funds' Rule 12b-1 Distribution Plan;

     c. CMC can provide services, the nature and quality of which are at least equal to those provided by others offering the same or similar services;

     d. The fees for such services are fair and reasonable in light of the usual and customary charges made by others for the same or similar services; and

     e. CMC has the knowledge and experience concerning the operations of The Funds that would enable it to provide a quality of service not currently available from a third party, and

WHEREAS, the Funds desire CMC to render the service to the Funds in the manner and on the terms and conditions hereinafter set forth with respect to each of the Funds' Series identified on Schedule A attached hereto, as modified from time-to-time by the mutual consent of the parties.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Description of Services. CMC shall provide certain shareholder services, including:

     1.1 Operating a toll-free telephone number staffed by licensed investment professionals at least 9 hours per day. The assistance provided will include providing current account information as well as explanation and assistance with The Funds' procedures and practices;

     1.2  Operating  a  recording   system,   staffed  by  licensed   investment
          professionals, to facilitate shareholder telephone transactions and serve as documentation for such transactions;

     1.3 Providing a trained personnel to research and answer shareholder written correspondence and requests for documents directed to The Funds;

     1.4 Providing, on or before May 1, 1995, the hardware, software programming and maintenance, to operate a 24 hour Voice Response Unit
          (VRU) to provide shareholders with 24 hour access to basic Fund and account information;

     1.5  Quality control of all new accounts;

     1.6 Pre-processing of all new accounts and subsequent orders received by CMC;

     1.7 Availability and maintenance of a computerized application for new account purchases; and

     1.8  Electronic Funds processing.

2. Payment for Services. The fee payable to CMC is the difference between the standard fee schedule of Firstar Trust Company (Firstar) and the fees currently charged to the Funds by Firstar for active shareholder accounts, plus reimbursement for actual out-of-pocket expenses incurred by CMC in the course of providing such services, including, without limitation, expenses for telephone services and postage. The rate of this fee and the amounts reimbursed to CMC for out-of-pocket expenses shall be reviewed no less frequently than annually by the Board of Trustees, at such time as said Board reviews The Funds' contact with Firstar. Fees under this Agreement shall be accrued daily and payable monthly.

3. Employees. All personnel assigned by CMC to perform services under the Agreement will be employees of CMC. CMC will be considered, for all purposes, an independent contractor, and it will not directly or indirectly make any commitment or incur any liabilities on behalf of The Funds without prior written consent from an authorized Officer of the Funds.



4. Term of Agreement. The term of this Agreement shall begin on the date first above written, and, will continue in effect from year-to-year as it pertains to each series, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of such series and, concurrently with such approval by the Board of Trustees or prior to such approval by the holders of the outstanding voting securities of such series, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who re not parties to this Agreement or interested persons of any such party.

5. Termination of Agreement. This Agreement may be terminated by any party hereto either as it pertains generally to all of the series or as it pertains to a particular series, without the payment of any penalty, that in the case of termination by the Fund such actin shall have been authorized by resolution of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of each series affected by such termination.

6.   Miscellaneous.

     6.1 Services by Others. CMC may, at its cost, subcontract with others to better provide shareholders with the services described in this Agreement; provided CMC shall be responsible for the performance by third party(ies) as though CMC had directly provided the service.


     6.2 Ownership of Records. CMC shall maintain all records arising from services provided hereunder and required to be maintained and preserved by The Funds pursuant to all applicable laws and regulations. CMC shall surrender these records promptly upon request of The Funds.

     6.3 Reports to The Board of Trustees. CMC shall provide the Board of Trustees, at such times as it may request, information concerning CMC's performance under this Agreement, including information as to costs actually incurred and the volume and nature of shareholder contacts.

     6.4 Service to Others. Nothing contained herein shall limit CMC or any affiliate from providing services to third parties or to engage in other business activities.

     6.5 Agreement Binding only on Trust Property. CMC understands that the obligations of this Agreement are not binding on any shareholder of The Funds personally, but bind only The Funds' property. CMC represents that it has notice of The Funds' Declaration of Trust disclaiming shareholder liability for acts and obligations of The Funds.

     6.6 Law and Enforceability. This Agreement shall be construed according to the laws of the State of Wisconsin and the invalidity or unenforceability of any provision not affect or impair any other provisions.

IN WITNESS WHEREOF, the parties have caused this Agreement to besigned by their respective officers, effective the date first above written.



ATTEST:                                      THE AAL MUTUAL FUNDS


/s/ Robert G. Same                           /s/ John H. Pender
-----------------------------                ---------------------------------
Robert G. Same, Secretary                    John H. Pender, President



ATTEST:                                      AAL CAPITAL MANAGEMENT
                                             CORPORATION

/s/ Robert G. Same                           /s/ H/ Michael Spence
-----------------------------                ---------------------------------
Robert G. Same, Secretary                    H. Michael Spence, President

                        SHAREHOLDER MAINTENANCE AGREEMENT
                                   SCHEDULE A
                            (effective April 1, 1995)


                           The AAL Capital Growth Fund
                                The AAL Bond Fund
                           The AAL Municipal Bond Fund
                           The AAL Money Market Fund'
          The AAL U.S. Government Zero Coupon Target Fund, Series 2001
          The AAL U.S. Government Zero Coupon Target Fund, Series 2006
                       The AAL Smaller Company Stock Fund
                             The AAL Utilities Fund

                               EXHIBIT 25(b)(9)(c)

                                 AMENDMENT NO. 4
                                       TO
                        SHAREHOLDER MAINTENANCE AGREEMENT

The Shareholder Maintenance Agreement between The AAL Mutual Funds and AAL Capital Management Corporation, as amended, effective January 8, 1997, is hereby amended, December 29, 1997, as follows:

     1. Schedule A, attached to the Shareholder Maintenance Agreement, is amended to add The AAL Balanced Fund. Schedule A, effective as of December 29, 1997, is attached hereto.

IN WITNESS WHEREOF the parties have caused this Amendment to be signed by the respective officers effective December 29, 1997.


ATTEST:                                      THE AAL MUTUAL FUNDS


By: /s/ Robert G. Same                       By: /s/ Ronald G. Anderson
-----------------------------                ---------------------------------
Robert G. Same, Secretary                    Ronald G. Anderson,President



 ATTEST:                                     AAL CAPITAL MANAGEMENT
                                             CORPORATION


By: /s/ Robert G. Same                       By: /s/ Ronald G. Anderson
-----------------------------                ---------------------------------
Robert G. Same, Secretary                    Ronald G. Anderson, President

                        SHAREHOLDER MAINTENANCE AGREEMENT
                                   SCHEDULE A
                           (EFFECTIVE JANUARY 8, 1997)

                           The AAL Capital Growth Fund
                                The AAL Bond Fund
                           The AAL Municipal Bond Fund
                            The AAL Money Market Fund
          The AAL U.S. Government Zero Coupon Target Fund, Series 2001
          The AAL U.S. Government Zero Coupon Target Fund, Series 2006
      The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)
            The AAL Equity Income Fund (f/k/a The AAL Utilities Fund)
                           The AAL International Fund
                          The AAL Small Cap Stock Fund
                              The AAL Balanced Fund